Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In connection with the foregoing Amendment No. 1 to Registration Statement on Form SB-2 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion herein of our report dated September 13, 2007 relating to the consolidated financial statements of Firepond, Inc. for the periods ended June 30, 2006 and 2007. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Causey Demgen & Moore Inc.

CAUSEY DEMGEN & MOORE INC.
Denver, Colorado
December 7, 2007